Faegre Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA 19103-6996

Telephone: (215) 988-2700

February 28, 2020

The RBB Fund, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Re:	Shares Registered by Post-Effective Amendment No. 261 to Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 261 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s Abbey Capital Futures Strategy Fund, Abbey Capital Multi Asset Fund, Boston Partners All-Cap Value Fund, Boston Partners Emerging Markets Long/Short Fund, Boston Partners Global Equity Fund, Boston Partners Global Long/Short Fund, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners Small Cap Value Fund II, Boston Partners Emerging Markets Fund, Boston Partners Global Equity Advantage Fund, WPG Partners Small/Micro Cap Value Fund, Free Market Fixed Income Fund, Free Market International Equity Fund, Free Market U.S. Equity Fund, Matson Money Fixed Income VI Portfolio, Matson Money International Equity VI Portfolio, Matson Money U.S. Equity VI Portfolio, SGI U.S. Small Cap Equity Fund, SGI U.S. Large Cap Equity Fund, SGI Global Equity Fund, and Orinda Income Opportunities Fund:

PORTFOLIO	CLASS	AUTHORIZED SHARES
Abbey Capital Futures Strategy Fund	RRRRR SSSSS TTTTT NNNNNN	100 million 100 million 300 million 100 million
Abbey Capital Multi Asset Fund	VVVVVV WWWWWW XXXXXX	100 million 100 million 100 million

February 28, 2020

PORTFOLIO	CLASS	AUTHORIZED SHARES
Boston Partners All-Cap Value Fund	VV WW	100 million 100 million
Boston Partners Emerging Markets Long/Short Fund	WWWWW	100 million
Boston Partners Global Equity Fund	CCCCC DDDDD	100 million 100 million
Boston Partners Global Long/Short Fund	JJJJJ KKKKK	100 million 300 million
Boston Partners Long/Short Equity Fund	III JJJ	100 million 100 million
Boston Partners Long/Short Research Fund	AAAAA BBBBB	100 million 750 million
Boston Partners Small Cap Value Fund II	DDD EEE	100 million 100 million
Boston Partners Emerging Markets Fund	SSSSSS	100 million
Boston Partners Global Equity Advantage Fund	AAAAAAA	100 million
WPG Partners Small/Micro Cap Value Fund	UUU	50 million
Free Market Fixed Income Fund	DDDD	700 million
Free Market International Equity Fund	CCCC	700 million
Free Market U.S. Equity Fund	BBBB	700 million
Matson Money Fixed Income VI Portfolio	NNNNN	100 million
Matson Money International Equity VI Portfolio	MMMMM	100 million
Matson Money U.S. Equity VI Portfolio	LLLLL	100 million
SGI Global Equity Fund	OOOOO PPPPP QQQQQ	100 million 100 million 100 million

February 28, 2020

PORTFOLIO	CLASS	AUTHORIZED SHARES
SGI U.S. Small Cap Equity Fund	AAAAAA BBBBBB CCCCCC	100 million 100 million 100 million
SGI U.S. Large Cap Equity Fund	GGGGG HHHHH ZZZZZ	100 million 100 million 100 million
Orinda Income Opportunities Fund	KKKKKK LLLLLL MMMMMM	100 million 100 million 100 million

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP
Faegre Drinker Biddle & Reath LLP